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                                                                   Exhibit 10.37

                            SECOND AMENDMENT TO THE
                         MORRISON RESTAURANTS INC. 1984
                            LONG TERM INCENTIVE PLAN

       THIS SECOND AMENDMENT is made this ____ day of March, 1996, by Morrison Restaurants Inc., a corporation duly organized and existing under the laws of the State of Delaware (the "Company").

                              W I T N E S S E T H:
                              - - - - - - - - - -

       WHEREAS, the Company maintains the Morrison Restaurants Inc. 1984 Long Term Incentive Plan (the "Plan");

       WHEREAS, pursuant to that certain plan of distribution approved and adopted by the Board of Directors of the Company, the Company contemplates the distribution to its stockholders of all of the outstanding shares of common stock, respectively, of Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. (the "Distributions");

       WHEREAS, the Company desires to amend the Plan to clarify how the Distributions will affect the treatment of options issued and outstanding under the Plan; and

       WHEREAS, the Board of Directors of the Company has duly approved and authorized this amendment to the Plan pursuant to the terms of that certain Agreement respecting Employee Benefits Matters to which the Company, Morrison Fresh Cooking, Inc. and Morrison Health Care, Inc. are parties;

       NOW, THEREFORE, the Company does hereby amend the Plan, effective immediately, as follows:

1. By deleting the existing first sentence of Section 1 and by substituting therefor the following:

       "This Long Term Incentive Plan (the `Plan') is intended to serve as an incentive and to encourage stock ownership by selected employees of Morrison Restaurants Inc. and its affiliates (collectively, the `Company') so that such selected employees may acquire or increase their proprietary interest in the Company and share in the success of the Company, and to encourage them to remain in the employ of the Company. As used herein, the term `Company' shall also include any successor in interest to Morrison Restaurants Inc."

2.     By adding a new final paragraph to Section 12 as follows:

       "For purposes of this Section 12, a participant shall not be considered to have suffered a termination of employment with the Company for any period of time following the effective date of the distributions of the common stock of Morrison Fresh Cooking, Inc. (`MFCI') and of Morrison Health Care, Inc. (`MHCI') to the stockholders of the Company during which the Eligible Employee continuously serves as an employee of the Company, MFCI or MHCI."

3. By deleting existing Section 18 in its entirety and by substituting therefor the following:

          "18.  Change in Capitalization.  In the event of reorganization,
                ------------------------
       recapitalization, stock split, reverse stock split, stock dividend (including, but not limited to, an extraordinary stock
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       dividend such as a spin-off), combination of shares, merger, consolidation or any change in the capital structure of the Company (other than the creation of or an increase in authorized securities of any class of the Company or the issuance of securities of any class of the Company or of securities convertible into such securities), the Committee shall make adjustments (a) in the number of shares of Common Stock available for the granting of stock options under the Plan, (b) in the number of shares of Common Stock as to which outstanding stock options (or the portions thereof) then unexercised shall be exercisable,
       (c) in the option price per share, (d) in the number of performance units available for issuance under the Plan and (e) in the number of performance units outstanding, all in such manner as the Committee determines, in its sole discretion, appropriately reflects the event. The adjustment in outstanding stock options shall be made without change in the total price applicable to the unexercised portion of the stock options but with an appropriate adjustment in the option price per share."

4. By deleting the word "Alabama" each time the same appears in Section 23 and by substituting therefor the word "Georgia."

5. By deeming, in the event the Company's Certificate of Incorporation is amended to change the name of the Company, the title of the Plan to be thereafter the new name of the Company followed by the phrase "1984 Long Term Incentive Plan."

       This Second Amendment shall be submitted to the stockholders of the Company for their approval and, if such approval is not obtained, the adoption of this Second Amendment shall be deemed null and void and the Plan shall remain as in effect immediately prior to this Second Amendment.

       Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this Second Amendment.

       IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed on the day and year first above written.

                              MORRISON RESTAURANTS INC.

                              By: _________________________________________


                              Title: ______________________________________
ATTEST:

By: ___________________________

Title: ________________________

         [CORPORATE SEAL]


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